NEWS RELEASE
	CONTACTS:	Victory Energy Corporation
Kenny Hill, CEO
512-347-7300

FOR IMMEDIATE RELEASE		Investor Relations:
Dennard Rupp Gray & Lascar, LLC
Ken Dennard / Ben Burnham
713-529-6600

VICTORY ENERGY ANNOUNCES SALE OF JONES COUNTY AND ATWOOD ASSETS

Company to recognize gain on sale of $267,000

AUSTIN, Texas – May 10, 2012 – Victory Energy Corporation (OTCQB: VYEY) Through its partnership with Aurora Energy Partners, today announced the sale of its interests in the Jones County Oil Play and Atwood Secondary Oil Recovery projects for $400,000 in cash. As a result, the Company expects to recognize a pre-tax gain on the sale of $267,000 when it reports second quarter 2012 results. Victory had a 5% working interest (3.75% net revenue interest) in Jones County and a 2% working interest (1.58% net revenue interest) in Atwood.

Kenny Hill, Victory Energy’s CEO, stated, “This sale fits nicely into our strategy of moving toward higher working interest projects and focusing on drilling more oil and natural gas liquids wells, with estimated ultimate recovery rates over 100,000 barrels of oil equivalent. We had an offer to monetize our interests at an attractive valuation, and we took advantage of that opportunity. Management is confident that we can put this money to work immediately and more effectively at our high value Lightnin’ prospect.”

Investors may download a brochure for the Lightnin’ prospect from our web site.

Please note that Victory Energy intends to use its website, www.vyey.com , as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Victory Energy website in the “Investor Relations” section. Accordingly, investors should monitor such portions of the Victory Energy website in addition to following press releases, SEC filings and public conference calls and webcasts.

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About Victory Energy Corporation

Victory Energy Corporation (OTCQB: VYEY) is engaged in the exploration, acquisition, development, and exploitation of domestic oil and gas properties. The company now leverages both internal capabilities and strategic industry relationships to acquire working interest positions in low-to-moderate risk oil and gas prospects.

Future investment will focus primarily on oil or liquid-rich gas projects within longer-life reservoirs that offer lower F&D costs / BOE.

The company had nine wells on production entering FY 2011 and seventeen on production at the end of the calendar year. Currently held acreage provides a pipeline of eighteen additional gross wells that could be drilled in FY 2012; however, we have line of sight to incremental projects beyond current acreage with generally higher working interest participation.

The company’s current producing oil and gas assets are located in the United States. Download the investor fact sheet for current summary of projects and activity. Victory Energy is current with its SEC filings and is a full reporting company. The Company is traded under the ticker symbol VYEY on the OTCQB tier, operated by OTC Markets Group.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

There are forward-looking statements contained in this news release. They use such words as “intend,” “will,” “may,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customer base or acts of war or terrorism; availability and cost of materials and labor; demand for natural gas; cost and availability of capital; competition; the Company’s overall marketing, operational and financial performance; economic and political conditions; the continued service of the Company’s executive officer; adverse developments in and increased or unforeseen legal costs related to the Company’s litigation; the success of the Company’s strategic partnerships and joint venture relationships; the Company’s ability to pay certain debts; adoption of new, or changes in, accounting policies and practices; adverse court rulings; results of other litigation in which the company is involved; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission. Forward-looking information is provided by Victory Energy Corporation pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

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